Exhibit 16.1

August 31, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of OptimizeRx Corporation, pertaining to our firm included under Item 4.01 of Form 8-K dated August 30, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP